U.S. SECURITIES AND EXCHANGE COMMISSION

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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TOP FLIGHT GAME BIRDS, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE		20-8767223
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Top Flight Game Birds, Inc.
4746 Lewis Drive
Bartlesville, OK 74006
Telephone No.: (918) 333-2464
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Telephone No.: (732) 409-1212

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by the check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company filer.  See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐                                      Accelerated Filer ☐                                          Non-Accelerated Filer ☐      Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	4,200,000	$0.01	$42,000	$1.65

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c).  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum.  The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of shares for the selling security holders.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED July 10, 2008

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

4,200,000 SHARES OF
TOP FLIGHT GAME BIRDS, INC.
COMMON STOCK

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  Our common stock is presently not traded on any market or securities exchange.  The 4,200,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION.  PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is July 10, 2008

Item 3.  Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

About Our Company

Top Flight Game Birds was incorporated in Delaware on February 9, 2007, to enter the commercial game bird industry and establish a large scale commercial game bird farm.  We raise Bobwhite Quail (“Quail”) to provide the needs of the commercial hunting preserves, dog trainers and national organizations such as the National Shoot to Retrieve Association.

We are a commercial game bird grower, and we have planned that our growth period will be executed in two stages.  We are currently in our initial stage and raising approximately 10,000 flight-conditioned Quail for sale annually.

Contingent on the successful completion of our initial growth stage, we plan to aggressively expand our operation and business by doubling the number of flight-conditioned Quail raised at our facility.

Where You Can Find Us

Our principal executive offices are located at, 4746 Lewis Avenue, Bartlesville, OK 74006, and our telephone number is (918) 914-3349.

Terms of the Offering

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  The selling stockholders are selling shares of common stock covered by this Prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares.  The offering price of $0.01 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.  The Statements of Operations and Balance Sheet Data from inception (February 9, 2007) through February 28, 2007 and for the year ended February 29, 2008 are derived from our audited financial statements.

STATEMENT OF OPERATIONS	For the Year Ended February 29, 2008	From Inception (February 9, 2007) through Year Ended February 28, 2007
Revenue	$11,780	$-
Total operating expenses	$20,690	$-
Net loss	$(21,621)	$-
Accumulated deficit	$(21,621)	$-

BALANCE SHEET DATA	February 29, 2008	February 28, 2007
Cash	$61,250	$-
Total assets	$68,779	$40,000
Total liabilities	$-	$-
Stockholders’ equity	$68,779	$40,000

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on February 9, 2007.  We have no significant assets, limited financial resources and minimal revenues to date.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.  Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF RHONDA HESKETT, OUR SOLE OFFICER AND DIRECTOR.  WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Rhonda Heskett, our sole officer and director.  We currently do not have an employment agreement with Ms. Heskett.  The loss of her service could have a material adverse effect on our business, financial condition, or results of operation.

OUR CHIEF EXECUTIVE OFFICER AND EMPLOYEE, RHONDA HESKETT, HAS LIMITED EXPERIENCE MANAGING PUBLIC COMPANIES

Ms. Heskett, our Chief Executive Officer and Director, has only limited experience managing public companies.

WE DO NOT PRESENTLY HAVE IN PLACE AN EMPLOYMENT AGREEMENT WITH RHONDA HESKETT, OUR CHIEF EXECUTIVE OFFICER.

We presently do not have in place an employment agreement with Rhonda Heskett, our Chief Executive Officer.  Should the Company no longer be able to secure the services of Ms. Heskett, the loss could have a material adverse effect on our business, financial condition or results of operation.

OUR MANAGEMENT IS NOT CURRENTLY RECEIVING ANY COMPENSATION.

Ms. Heskett is not currently receiving any compensation for her work as an officer for the Company.  Ms. Heskett does not intend to take any form of salary until the Company’s annual revenues reach substantial levels, at which time a reasonable salary shall be determined.  Based upon the Company’s growth status, Ms. Heskett is not expected to take a salary for the foreseeable future.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operation will be retained for use in our business and not to pay dividends.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 for the shares of common stock was determined based on the price paid by the selling shareholders in our private offering.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities.

OUR REVENUES AND EARNINGS ARE ESPECIALLY SENSITIVE TO WEATHER AND DISEASES THAT ARE OUT OF OUR CONTROL.

Our results of operations are dependent upon the number of flight-conditioned Quail that are raised to mature Quail, and the demand for them.  Our revenues and earnings are especially sensitive to events that affect the health of the Quail.  A number of factors could result in an overall decline in the number of Quail raised from just hatched to a fully mature Quail such as weather conditions, predators, and avian diseases.

THE COMMERCIAL WILD GAME BIRD INDUSTRY IS SUBJECT TO QUARTERLY FLUCTUATIONS CAUSED BY HAVING A SIGNIFICANT DEATH LOSS WHICH WOULD HAVE A NEGATIVE EFFECT ON OUR QUARTERLY RESULTS OF OPERATIONS.

The commercial wild game bird industry is subject to quarterly fluctuations caused by having a significant death loss.  It is anticipated that net revenues and net income will generally be higher during the field trial seasons.  Our quarterly results of operations may also be subject to fluctuations as a result of the populations of wild Quail, and extreme weather conditions

BECAUSE RHONDA HESKETT OWNS MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK AFTER THIS OFFERING AND WILL BE ABLE TO DECIDE WHO WILL BE OUR DIRECTORS, YOU MAY NOT BE ABLE TO ELECT OUR DIRECTORS.

Rhonda Heskett owns approximately 83% of our common stock.  Accordingly, for as long as she continues to own more than 50% of our common stock, she will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations.  This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future.  We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.  These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Item 4.  Use of Proceeds

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this Prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the price paid by the selling stockholders in our private offering.  The offering price was determined by the price shares were sold to our shareholders in our private placement, which was completed in February, 2008, pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations.  Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 7.  Selling Security Holders

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 4,200,000 shares of our common stock held by 42 shareholders of our common stock, which sold in our Regulation D Rule 506 offering completed in February 2008.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 10, 2008, and the number of shares of common stock being offered by the selling stockholders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time.  However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus.  All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After Offering

Andrea Bennett	100,000	100,000	0	0%
Adriene Bodin	100,000	100,000	0	0%
Cathy Chapman	100,000	100,000	0	0%
Cheryl Clark	100,000	100,000	0	0%
Heather Cozad	100,000	100,000	0	0%
Ashley Cusack	100,000	100,000	0	0%
Tammy Deviney	100,000	100,000	0	0%
Richard Dunn	100,000	100,000	0	0%
Carrie Ellis	100,000	100,000	0	0%
Larry Eulert	100,000	100,000	0	0%
James Frack	100,000	100,000	0	0%
David Gabriel	100,000	100,000	0	0%
Krysten Gabriel	100,000	100,000	0	0%
Vicki Garza	100,000	100,000	0	0%
Judith Heskett	100,000	100,000	0	0%
Nicole Holst	100,000	100,000	0	0%
Edgar Hornback	100,000	100,000	0	0%
Silvana Ibarra	100,000	100,000	0	0%
Cory Klumb	100,000	100,000	0	0%
Helen Kodesh	100,000	100,000	0	0%
James Koepnick	100,000	100,000	0	0%
Dale Little	100,000	100,000	0	0%
Connie Long	100,000	100,000	0	0%
Rance Long	100,000	100,000	0	0%
Ronald Long	100,000	100,000	0	0%
Eric Matthews	100,000	100,000	0	0%
Pam Miller	100,000	100,000	0	0%
Kim Nissen	100,000	100,000	0	0%
Phil Ogden	100,000	100,000	0	0%
Carra O’Neil	100,000	100,000	0	0%
Carla Peck	100,000	100,000	0	0%
Mark Phelps	100,000	100,000	0	0%
Richard Resnick	100,000	100,000	0	0%
Lucille Rowley	100,000	100,000	0	0%
Danny Shannon	100,000	100,000	0	0%
Nancy Shipley	100,000	100,000	0	0%
Ronal Summerlin	100,000	100,000	0	0%
Carol Swize	100,000	100,000	0	0%
Theo Washer	100,000	100,000	0	0%
Monica Woloszyn	100,000	100,000	0	0%
James Zeiders	100,000	100,000	0	0%
John Zeiders	100,000	100,000	0	0%

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of any predecessors or affiliates; or
-	are broker-dealers or affiliated with broker-dealers.

Ms. Heskett is personally acquainted with all of our stockholders and solicited their investment in the private placement. Ms Heskett did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

Item 8.  Plan of Distribution

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.  Therefore, the selling stockholders are deemed underwriters.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  Neither the selling stockholders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.  We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this Prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

Notwithstanding anything set forth herein, no Financial Industry Regulatory Authority member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.  Description of Securities to be Registered

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  There are no provisions in our Charter or Bylaws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  Currently we have 24,200,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.  Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Prospectus are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic condition, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10.  Interests of Named Experts and Counsel

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Prospectus and the Registration Statement have been audited by GBH CPAs, PC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information with Respect to the Registrant

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on February 9, 2007, in Delaware and on February 11, 2007, 20,000,000 shares of common stock were issued to Rhonda Heskett for $40,000.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Delaware on February 9, 2007 for the purpose of raising and selling Quail in commercial quantities for use by seasonal hunters, hunting preserves, by field trials where hunting dogs compete against one another, by individuals who train hunting dogs and by individuals who buy Quail to restock the population of Quail on their land.  We buy our Quail as one day old chicks from a commercial hatchery and raise them for resale beginning at the age of 14 weeks.  We are raising approximately 10,000 Quail annually to the age of 14 weeks.

Facilities and Husbandry

Our current facilities are two 85’X35’X12’ flight pens.  The flight pens are standard metal buildings constructed on a concrete pad.  Three of the sides are constructed of metal walls that are 4’ high with netting continuing from the floor to the roof.  The short metal walls are in place to keep predators such as raccoons and bobcats from being able to enter the pens from the ground.  The netting is in place to keep the Quail inside and keep avian predators such as owls and hawks outside.  In each end of the flight pens there is an insulated brooder facility that is 35’X15’.  When the day old chicks arrive, they are housed in the brooder portion of the facility.  The chicks will remain in this portion of the building until they reach approximately 6 weeks of age.  The brooder is equipped with both propane and electric heat sources ensuring that the chicks stay in a constant heated environment.  When the chicks arrive, they are placed in the brooder, which is maintained at a temperature of 100 degrees.  Every week the temperature inside the brooder is decreased 5 degrees until the temperature inside the brooder reaches the same temperature as the outside temperature.

When the chicks arrive at our brooder facility, they are introduced to a clean, heated environment that is equipped with a water system that provides a constant supply of clean water and continuous medicated feed that is at least 28% protein.  The brooder floor is covered in pine shavings, which helps to absorb moisture from the waste of the chicks.  The pine shavings are changed every two weeks during the time that the chicks are in the brooder facility.  At the age of 6 weeks, adolescent Quail are introduced to the flight pen for a few hours each day and placed back in the brooder at night.  Generally at the age of 8 weeks, the adolescent Quail are permanently moved from the brooder to the flight pen.  The Quail are forced to fly everyday to build strength and endurance.  These Quail will remain in the flight pen portion of the facility until they are sold.

Marketing

We plan to market our products through existing relationships with members of the National Shoot to Retrieve Association and other known hunting clubs and shooting preserves.  We also sponsor and participate in Shoot to Retrieve Field Trials using the Top Flight Game Bird name.  Nearly all participants at these events purchase Quail to train their dogs from commercial game breeders.  As our capacity to raise more Quail increases, we plan to advertise in various magazines targeted to the upland game hunter.

Strategy

We plan to seize the opportunity to develop a successful commercial game bird company by providing the proper technology, marketing, capital, and game bird-experienced management to implement our plan.  Initially, capital has been provided by our founding principals and shareholders to fund initial startup costs.  Subsequently, funds to finance growth and working capital are planned to be provided by the sale of our Quail.  As the demand for our product increases we plan to modify our facilities to brood and raise additional Quail to meet the demand.

Growth Stages

We are currently in the first stage of our growth period.  We intend to raise 10,000 Quail per year until we have established sufficient demand to increase our production numbers.  Once we have sufficient demand, we will enter into stage two of our growth.  Because our facilities can be easily modified to raise an additional 10,000 Quail per year, we do not foresee the need to raise additional capital.  We plan to pay for stage two modifications from revenues derived from the successful completion of stage one.

Product and Services

Our game bird suppliers will be hatcheries that are members of National Poultry Improvement Plan, NPIP and/or North American Game Bird Association.  This will help ensure but not guarantee healthy chicks.

Our target buyers will be seasonal hunters, hunting preserves, field trial stock, private individuals who buy live Quail to train bird dogs, and private individuals who buy Quail to restock the population on their land.

Our core products will be:

Flight-Conditioned Quail
Mature/Restocking Age Quail

Competition

Coupled with the decline in population of the wild Quail and the increase of interest in the hunting dog field trial competitions, there is opportunity for game bird breeders to grow and prosper.

Although the game bird industry is dominated by breeders with years of experience and large variety of services, we see an opportunity in a market for a one-stop game bird company, equipped with the proper technology, marketing and management to generate significant revenues and investor returns.  Unlike many major game bird competitors, our game bird farm is centrally located in the heart of Quail country.

Employees

Ms. Heskett is currently our only employee, and we will depend on her ability to execute our plan through our initial growth stage.  Specifically, no salaried employees will be engaged during this period.  Moreover, no salary is planned to be paid to the founding principal or any other employees until cash flow operations allow it in subsequent growth stages.

DESCRIPTION OF PROPERTY

Our property consists of office space located at 4746 Lewis Drive, Bartlesville, Oklahoma 74006 and Game Bird facilities located at CR 3550 Bartlesville, Oklahoma 74006.  Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree beyond that contemplated in stage two, we will have to find a larger space for our office.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock.  We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part.  However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Registration Statement, we had 43 shareholders of our common stock.

Rule 144 Shares

After April 4, 2008, the 20,000,000 shares issued to Rhonda Heskett could become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act presuming we have current information available to the public.  After February 28, 2009, the 4,200,000 shares of our common stock held by the 42 shareholders who purchased their shares in the Regulation D 506 offering will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

Registration rights have been granted to the selling shareholders, which requires the Company to use commercially reasonable efforts to cause such a Registration Statement to be declared effective as soon thereafter as practicable and keep such Registration Statement effective until the selling shareholders notify the Company in writing that the Company is no longer required to keep such Registration Statement effective.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered hereby.  This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission.  For further information regarding our common stock and our Company, please review the Registration Statement, including exhibits, schedules and reports filed as a part thereof.  Statements in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information along with the Registration Statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the Securities and Exchange Commission at 100 F Street N.E, Washington D.C. 20549.  Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Because we file documents electronically with the Securities and Exchange Commission, you may also obtain this information by visiting the Securities and Exchange Commission’s internet website at http://www.sec.gov.

TOP FLIGHT GAME BIRDS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Top Flight Game Birds, Inc.
Bartlesville, Oklahoma

We have audited the accompanying balance sheets of Top Flight Game Birds, Inc. as of February 29, 2008 and February 28, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended February 29, 2008 and the period from February 9, 2007 (inception) through February 28, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of February 29, 2008 and February 28, 2007, and its results of operations and cash flows for the periods described above, in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
July 8, 2008

TOP FLIGHT GAME BIRDS, INC.
BALANCE SHEETS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

	2008	2007
Current assets:
Cash	$61,250	$-
Accounts receivable – related party	-	40,000
Inventory	6,508	-
Total current assets	67,758	40,000

Property and equipment, net of depreciation of $255 and $0, respectively	1,021	-
TOTAL ASSETS	$68,779	$40,000

TOTAL LIABILITIES	$-	$-

Stockholders’ equity:
Preferred stock, $0.001 par value per shares, 10,000,000 shares authorized, none issued	-	-
Common stock, $0.001 par value per share, 100,000,000 shares authorized; 24,200,000 and 20,000,000 shares issued and outstanding, respectively	24,200	20,000
Additional paid-in capital	66,200	20,000
Accumulated deficit	(21,621)	-
TOTAL STOCKHOLDERS’ EQUITY	68,779	40,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$68,779	$40,000

The accompanying notes are an integral part of these financial statements.

TOP FLIGHT GAME BIRDS, INC.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 29, 2008
AND FOR THE PERIOD FROM FEBRUARY 9, 2007 (INCEPTION)
THROUGH FEBRUARY 28, 2007

	Year ended February 29, 2008	Inception through February 28, 2007
Revenues	$11,780	$-
Cost of goods sold	12,711	-
Gross loss	(931)	-

Operating expenses:
General and administrative expense	20,435	-
Depreciation	255	-
Total operating expenses	20,690	-
Net operating loss	(21,621)	-

Net loss	$(21,621)	$-

Per share data:
Net loss per share – basic and diluted	$(0.00)	$0.00

Weighted average shares outstanding – basic and diluted	20,011,475	18,947,368

The accompanying notes are an integral part of these financial statements.

TOP FLIGHT GAME BIRDS, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED FEBRUARY 29, 2008
AND FOR THE PERIOD FROM FEBRUARY 9, 2007 (INCEPTION)
THROUGH FEBRUARY 28, 2007

	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Shares issued for cash	20,000,000	$20,000	$20,000	$-	$40,000

Net income				-	-

Balance, February 28, 2007	20,000,000	20.000	20,000	-	40,000

Shares issued for cash	4,200,000	4,200	37,800	-	42,000

Non-cash expenses treated as contributed capital	-	-	8,400	-	8,400

Net loss				(21,621)	(21,621)

Balance, February 29, 2008	24,200,000	$24,200	$66,200	$(21,621)	$68,779

The accompanying notes are an integral part of these financial statements.

TOP FLIGHT GAME BIRDS, INC.
STATEMENTS OF CASH FLOW
FOR THE YEAR ENDED FEBRUARY 29, 2008
AND FOR THE PERIOD FROM FEBRUARY 9, 2007 (INCEPTION)
THROUGH FEBRUARY 28, 2007

	Year ended February 29, 2008	Inception through February 28, 2007
Cash flows from operating activities:
Net loss	$(21,621)	$-
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash expenses treated as contributed capital	8,400	-
Depreciation	255	-
Changes in operating assets and liabilities:
Inventory	(6,508)	-
Net cash used by operating activities	(19,474)	-

Cash flows from investing activities – Purchase of property and equipment	(1,276)	-

Cash flows from financing activities – Proceeds from sale of stock	82,000	-

Increase in cash	61,250	-

Cash, beginning of period	-	-

Cash, end of period	$61,250	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non cash investing and financing activities:
Issuance of stock in exchange for accounts receivable	$-	$40,000

The accompanying notes are an integral part of these financial statements.

TOP FLIGHT GAME BIRDS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization and Business

Top Flight Game Birds, Inc. was incorporated in Delaware on February 9, 2007 for the purpose of operating a commercial game bird facility.  We are an agricultural producer principally involved in raising Bobwhite Quail.  We sell primarily to seasonal hunters, commercial hunting preserves, dog trainers and national organizations such as the National Shoot to Retrieve Association.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Inventories

Quail inventories are stated at the lower of cost (first-in, first-out method) or market. Purchased quail are carried at purchase cost plus costs of maintenance through the balance sheet date.

Furniture and Equipment

Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the assets of five years. Depreciation for the year ended February 29, 2008, was $255.

The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized.  Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured.  This typically occurs when quail are picked up by the purchaser.

Income Taxes

We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  The differences are primarily differences in depreciation methods used for tax and reported for GAAP.  We provide a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Loss Per Share

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year.  They include the dilutive effect of common stock equivalents in years with net income.  Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Recent Accounting Pronouncements

In July 2006, the FASB issued "Accounting for Uncertainty in Income Taxes," an interpretation of FAS 109 ("FIN 48"), effective for years beginning after December 15, 2006. FIN 48 establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements. Also, FIN 48 implements a process for measuring those tax positions which meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. The adoption of FIN 48 had no material impact to our financial statements. We have not filed any tax returns in the United States or the states in which it has operations and is subject to taxation.  All periods since inception remain open to examination by U.S. federal and state tax jurisdictions.

In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.  The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.  The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.  The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

In February, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option.  However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”.

We do not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

NOTE 2     INVENTORY

As of February 29, 2008, inventory consisted of the following:

Quail	$6,095
Feed	413
Total	$6,508

NOTE 3	STOCKHOLDERS’ EQUITY

Common Stock Issued for Cash

On February 11, 2007, we issued 20,000,000 shares of common stock to our founder for a receivable of $40,000 ($0.002 per share).  The cash was later received during April 2007.

During February 2008, we issued 4,200,000 shares of common stock in a private placement for cash of $42,000 ($0.01 per share).

NOTE 4    RELATED PARTY TRANSACTIONS

During the year ended February 29, 2008, our president contributed services and brooding facilities with a fair value of $6,000 and $2,400, respectively.  These non-cash expenses totaling $8,400 were treated as contributed capital.

NOTE 5    COMMITMENTS

Our principal office is in the office of one of its vendors pursuant to a verbal agreement on a rent-free month-to-month basis.

NOTE 6    INCOME TAXES

Since inception, we have incurred net losses and, therefore, had no tax liability as of February 29, 2008.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $13,000 at February 29, 2008 and will expire in the year 2028.

At February 29, 2008, the deferred tax assets consisted of the following:

Net operating losses	$4,400
Less: valuation allowance	(4,400)
Net deferred tax asset	$–

The change in the valuation allowance for the year ended February 29, 2008 was $13,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

During the next twelve to thirty-six months, we expect to take the following steps in connection with the further growth of our business and the implementation of our plan of operations:

Stage One – Corporate Formation/ volume 10,000 flight conditioned Quail

We are presently in our first stage of growth.  This phase is estimated to be completed in the next twelve months.  During this time, we are establishing our corporate existence as a publicly held corporation, raising founder capital, and successfully raising 10,000 mature flight conditioned Quail.

This phase of our growth is designed to attract a modest level of business aimed at reaching a breakeven point and to create customer awareness of the Company as a quality commercial game bird company.  The budget for the next twelve (12) months of operation is estimated to be $36,000, which is being provided by our founding principal and shareholders.  A breakdown of the estimated costs for our next 12 months of operation are as follows:

• Chicks	$7,500
• Feed	12,000
• Propane	500
• Electricity	1,000
• Legal and Accounting	10,000
• Marketing	5,000
$36,000

Revenues are expected to be minimal as the volume of Quail raised during this initial stage of operation is low.

Markups are determined strictly by us, and we will change our markups from time to time to adjust to market conditions.  In an attempt to maximize revenues, we plan to feature healthy good flying Quail at a fair market value.  Marketing in our first stage is planned to primarily be through attending National Shoot to Retrieve Field Trials, word–of–mouth to business associates, family and social acquaintances.  We expect to operate at a loss during our initial growth/operating period.

Office space, brooder, flight pens, and administrative services will be provided by our sole officer and director, Rhonda Heskett.  Our founding principal will be the Company’s only officer, and she will provide the resources to execute our plans in this phase of operation.  No salary is planned to be paid to the founding principal or any other employees until the Company has completed growth stage two and has sufficient cash flow from operations.

For customer service and sales, we plan to utilize a single local cellular telephone number provided and operated by our sole officer and director, Rhonda Heskett.  Orders can be taken 24 hours a day via voicemail. Customer service is expected to be minimal during this stage due to the volume of Quail being raised.

Stage Two – Increasing the volume of Quail raised

Contingent on the successful completion of stage one, we plan to aggressively expand our operation and business.  This phase of growth is planned to be completed in 12 to 18 months.  Our expansion would be accomplished by increasing the number of Quail raised per year to a total of 20,000.  This would be twice the amount of Quail raised in stage one.

Revenues and earnings are anticipated to rise significantly during stage two as, (1) marketing funds would be expended to draw customers to our Quail and services, (2) our ability to raise twice as many Quail would generate additional revenues and allow for a high volume of sales.  Capital requirements are estimated to be approximately $63,250 and would be allocated as follows:

• Chicks	$15,000
• Feed	24,000
• Propane	750
• Electricity	1,500
• Legal and Accounting	12,000
• Marketing	5,000
• Modification of existing facilities	5,000
$63,250

Results of Operations

For the year ended February 29, 2008, we had revenue of $11,780.  Expenses for the period totaled $33,401, including $12,711 of cost of goods sold and $20,690 of general and administrative costs.

Capital Resources and Liquidity

As of February 29, 2008, we had working capital of $61,250, which was completely cash, and an accumulated deficit of $21,621.

We believe we can satisfy our cash requirements for the next twelve months with our current cash.  However, if we are unable to satisfy our cash requirements, we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment.  We also do not expect any significant additions to the number of employees.  The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services.  Should this occur, we will suspend or cease operations or we may require financing to potentially achieve our profit, revenue, and growth goals..

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and her age as of July 7, 2008, is as follows:

NAME                                                      AGE                      POSITION

Rhonda Heskett                                     35                        President, Chief Executive Officer,
Chief Financial Officer, Chairman of
the Board of Directors.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

RHONDA HESKETT

Rhonda Heskett has been our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors since inception.  Ms. Heskett has worked as a manager of a retail store in Bartlesville, Oklahoma, for the past 8 years where she oversaw 14 employees.  Ms. Heskett also has trained hunting dogs for the past 5 years and has been active in the National Shoot to Retrieve Association (“NSTRA”) for the past 2 years.  Ms. Heskett trained the NSTRA High Point Dog of the Year for 2007 and 2008.  She also trained the dog that won the 2008 National Purina Top Performance Award.  She has been the Chairman of 28 field trials held in the State of Oklahoma over the last two years and attended several National events representing the State of Oklahoma.  She is currently an Oklahoma Board Member in NSTRA and received the Presidential Presentation of Appreciation Award for the 2006-2007 year by the President of the NSTRA.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our Bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Compensation of Executive Officers: Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal year ended February 29, 2008, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Rhonda Heskett President, Chief Executive Officer and Director	2007	-	-	-	-	-	-	-	-
	2008	-	-	-	-	-	-	-	-

Option Grants Table

There were no individual grants or stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through February 29, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended February 29, 2008, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of July 10, 2008, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Rhonda Heskett	20,000,000	82.60%
	4746 Lewis Ave. Bartlesville, OK 74006

(1)	The percent of class is based on 24,200,000 shares of our common stock issued and outstanding as of July 10, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On February 11, 2007, we issued 20,000,000 founder shares of common stock to Rhonda Heskett pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  The total purchase price of the shares was $40,000.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.  Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

TOP FLIGHT GAME BIRDS, INC.
4,200,000 SHARES OFCOMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: July ___, 2008

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee	$1.65
Federal Taxes	-
State Taxes and Fees	-
Transfer Agent Fees	1,500
Accounting fees and expenses	10,000
Legal fees and expense	10,000
Blue Sky fees and expenses	-
Miscellaneous	-
Total	$21,501.65

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders will, however, pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.  Recent Sales of Unregistered Securities

RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Delaware on February 9, 2007 and 20,000,000 shares of common stock were issued Rhonda Heskett for $40,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder’s shares.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Heskett had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering”.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February 2008, we completed a Regulation D Rule 506 offering in which we sold 4,200,000 shares of common stock to 42 investors, at a price per share of $0.01 for an aggregate offering price of $42,000.  The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned prior to offering
Andrea Bennett	100,000
Adriene Bodin	100,000
Cathy Chapman	100,000
Cheryl Clark	100,000
Heather Cozad	100,000
Ashley Cusack	100,000
Tammy Deviney	100,000
Richard Dunn	100,000
Carrie Ellis	100,000
Larry Eulert	100,000
James Frack	100,000
David Gabriel	100,000
Krysten Gabriel	100,000
Vicki Garza	100,000
Judith Heskett	100,000
Nicole Holst	100,000
Edgar Hornback	100,000
Silvana Ibarra	100,000

Cory Klumb	100,000
Helen Kodesh	100,000
James Koepnick	100,000
Dale Little	100,000
Connie Long	100,000
Rance Long	100,000
Ronald Long	100,000
Eric Matthews	100,000
Pam Miller	100,000
Kim Nissen	100,000
Phil Ogden	100,000
Carra O’Neil	100,000
Carla Peck	100,000
Mark Phelps	100,000
Richard Resnick	100,000
Lucille Rowley	100,000
Danny Shannon	100,000
Nancy Shipley	100,000
Ronal Summerlin	100,000
Carol Swize	100,000
Theo Washer	100,000
Monica Woloszyn	100,000
James Zeiders	100,000
John Zeiders	100,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933.  In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits
EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow and Jaclin, LLP
23.1	Consent of GBH CPAs, PC
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

Item 17.  Undertakings

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any Prospectus requires by Section 10 (a)(3) of the Securities Act of 1933;

(b)
To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any Preliminary Prospectus or Prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Bartlesville, State of Oklahoma on July 10 2008.

By:	/s/ Rhonda Heskett
RHONDA HESKETT
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors